Exhibit 4.10
FORM OF SERIES B CONVERTIBLE PREFERRED SHARES SUBSCRIPTION AGREEMENT
CHINA LODGING GROUP, LIMITED
Gentlemen:
     This Series B Convertible Preferred Shares Subscription Agreement (this “Agreement”) certifies that, the undersigned,               (“             ”) understands that CHINA LODGING GROUP, LIMITED, a company incorporated in Cayman Islands under company No. 179930 (the “Company”), is offering certain additional Series B Convertible Preferred Shares (the “Series B Preferred Shares”) to certain investors.
     1.               hereby agrees to subscribe for               Series B Preferred Shares (“Shares”) of the Company at the subscription price of US$1.530612 per Share and for a total subscription price of US$              .               hereby agrees to pay such subscription price to the Company by wire transfer on or prior to [DATE], to the Company’s bank account as follows:

Bank:
SWIFT Code:
Account No.:
Beneficiary:
              understands that               will not be deemed a shareholder of the Shares of the Company until such time as the Company has accepted this subscription in writing and received              ’s subscription price in full.
     2.               understands, acknowledges and agrees that:
          (a) The subscription for the Shares contained herein may be accepted or rejected, in whole or in part, by the Company in its sole and absolute discretion. No subscription shall be deemed accepted until this Agreement is agreed to and accepted by the Company.
          (b) This subscription is and shall be irrevocable, except that               shall have no obligations hereunder if this subscription is for any reason rejected or the offering of Shares is for any reason canceled.

          (c) No governmental authority has made any finding or determination as to the fairness of the purchase of the Shares and no such authority has recommended or endorsed or will recommend or endorse the offering of the Shares.
          (d)               is acquiring the Shares for its own account for investment purposes only and not with a view to the resale or distribution of all or any part of such Shares, and               has no present intention, agreement or arrangement to divide our participation with others or to sell, assign, transfer or otherwise dispose of all or any part of such Shares.
     3.               understands that the Shares, and the Ordinary Shares of the Company that the Shares are convertible into (the “Conversion Shares”), will not be registered under the Securities Act of 1933, on the ground that the sale provided for in this Agreement is exempt from registration under the Securities Act of 1933, and that the reliance of the Company on such exemption is predicated in part on              ’s representations set forth in this Agreement.               understands that the Shares, and the Conversion Shares are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, are not registered and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.               understands that each certificate representing the Shares, the Conversion Shares and any other securities issued in respect of any securities upon any share split, share dividend, recapitalization, merger or similar event of the Company shall be stamped or otherwise imprinted with a legend substantially in the following form (and the Company may reasonably place a stop-transfer order against transfer of such certificate):
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OF THE UNITED STATES OF AMERICA OR UNDER THE SECURITIES LAWS OR REGULATIONS OF ANY OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE SECURITIES LAWS AND REGULATIONS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.
The legend set forth above shall be removed by the Company from any certificate upon delivery to the Company of an opinion of counsel, a certification or other evidence reasonably satisfactory to the Company that a registration statement under the Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration upon which the Company is relying hereunder.

     4. The Shares shall be subject to, and have the benefit of, the provisions of the Shareholders Agreement (as defined in the Series B Convertible Preferred Shares Purchase Agreement dated June 20, 2007 (“Previous Purchase Agreement”) by and among the Company and certain other parties thereto). The Company acknowledges and agrees that the Shares, and the Conversion Shares, are “Registrable Securities” entitling            to registration rights under the Shareholders Agreement.
     5. Upon execution of this Agreement,            shall also execute and deliver an irrevocable proxy (“Proxy”), which shall be executed by           , in the form attached hereto as Exhibit 1, to each Lead Investors (as defined in the Previous Purchase Agreement) granting to each Lead Investor or its designee, as the case may be, the power for each Lead Investor to vote 50% of the Shares being purchased. For avoidance of doubt, pursuant to such Proxy, each Lead Investor shall be entitled to vote one-half of the number of Shares purchased hereunder and the Lead Investors shall collectively vote 100% of the Shares purchased hereunder.
     6. This Agreement: (a) shall be binding upon the Company,            and Lead Investors and their respective successors and permitted assignees; (b) governed by and construed under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China, without regard to principles of conflicts of law thereunder; and (c) shall survive the acceptance of           ’s subscription for and purchase of Shares.
     7. Dispute Resolution:
          (a) Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the parties to such Dispute. Such consultation shall begin immediately after any party has delivered written notice to any other party to the Dispute requesting such consultation.
          (b) If the Dispute is not resolved within sixty (30) days following the date on which such notice is given, the Dispute shall be submitted to arbitration upon the request of any party to the Dispute with notice to each other party to the Dispute (the “Arbitration Notice”).
          (c) The arbitration shall be conducted in Hong Kong and shall be administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Procedures for the Administration of International Arbitration in force at the time of the commencement of the arbitration. There shall be three (3) arbitrators. The claimants in the Dispute shall collectively choose one arbitrator, and the respondents shall collectively choose one arbitrator. The Secretary General of the Centre shall select the third arbitrator, who shall be qualified to practice law in Hong Kong. If any of the members of the arbitral tribunal have not been appointed within thirty (30) days after the Arbitration Notice is given, the relevant appointment shall be made by the Secretary General of the Centre.
          (d) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as in effect at the time of the commencement of the arbitration. However, if such rules are in conflict with the provisions of this Section 7, including the provisions concerning the appointment of arbitrators, the provisions of this Section 7 shall prevail.
          (e) Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.
          (f) The arbitrators shall decide any dispute submitted by the parties to the arbitration tribunal strictly in accordance with the substantive law of Hong Kong and shall not apply any other substantive law.
          (g) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.
          (h) During the course of the arbitration tribunal’s adjudication of the dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.
          (i) The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.
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     IN WITNESS WHEREOF,                    HAS CAUSED THIS SUBSCRIPTION AGREEMENT TO BE EXECUTED AS OF THE DATE HEREOF.

Date of Execution: [DATE]
By:
Name:
Title:
Address:

Agreed and Accepted as of [DATE] by

CHINA LODGING GROUP, LIMITED

By:
Name:
Title:

By:
Its:

By:
Its:

By:
Its:

By:
Its:

AMENDMENT TO SERIES B CONVERTIBLE PREFERRED SHARES
SUBSCRIPTION AGREEMENT
     THIS AMENDMENT ( this “Amendment”), effective as of this day of April 21, 2008 (the “Amendment Effective Date”) to that certain Series B Convertible Preferred Shares Subscription Agreement (the “Agreement”) dated January 18, 2008 is entered into by and among the following parties (hereinafter referred to individually as a “Party” or collectively as the “Parties”):
     CHINA LODGING GROUP, LIMITED (the “Company”), a company incorporated in Cayman islands under company No. 179930;
     WINNER CROWN HOLDINGS LIMITED (“Winner Crown”), a company incorporated in British Virgin Islands under company No. 618532 having its registered office at Akara Bldg., 24 De Castro Street, Wickhams Cay I, Road Town, Tortola, British Virgin Islands;
     CHENGWEI PARTNERS, L.P., CHENGWEI VENTURES EVERGREEN FUND, L.P., CHENGWEI VENTURES EVERGREEN ADVISORS FUND, L.P., CDH COURTYARD LIMITED (collectively referred to herein as the “Lead Investors” or individually as a “Lead Investor”).
RECITALS
WHEREAS, the Parties entered the Agreement and deem it advisable and in the best interests of each Party and their respective stockholders that the Parties execute this Amendment in order to advance their respective long-term business interests;
NOW, THEREFORE, for value received, the sufficiency of which is hereby acknowledged, and in consideration of the foregoing and the respective agreements set forth below, the Parties hereby agree as follows:
SECTION I. AMENDMENT OF AGREEMENT
1.1	Section 4 of the Agreement, shall be, and hereby is, amended to read as follows:

“In connection with the subscription of Shares pursuant to this Agreement but subject to other definitive agreements to be entered into by and among the Company, Winner Crown, POWERHILL HOLDING LIMITED (“Powerhill”), a company incorporated in British Virgin Islands under company No. 571975 having its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands, and other parties thereto, Winner Crown, Powerhill and Company hereby acknowledge and agree that Winner Crown and Powerhill will subscribe additional Series B Preferred Shares (the “Additional Shares”) of the Company at the price of US$1.530612 per share, and for a total subscription price up to US$22,000,000 at any time on or before May 31, 2008 (the “Expiration Date”). Winner Crown, Powerhill and Company hereby further

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acknowledge and agree that subscription of the Additional Shares can be in the form of cash or an assignment of loan. The Lead Investors shall have the right to call, and Winner Crown and Powerhill are obligated to purchase any or all of such further issuance of Additional Shares of the Company (the “Call Option”). The Lead Investors may exercise their Call Option in whole or in part by delivering to Winner Crown and Powerhill (including, without limitation, delivery by facsimile) of a Notice of Exercise attached hereto as Exhibit 1 (the “Notice of Exercise”), duly executed by its authorized representatives of the Lead Investors, to the registered office of Winner Crown and Powerhill, with a copy to Ms. Zhang Min, CFO of the Company, at least five (5) days prior to the Expiration Date, provided that in the event the Call Option is exercised in part, the amount of capital called shall be no less than US$5,000,000 unless agreed to by Winner Crown and Powerhill in writing. Upon receiving the Notice of Exercise, Winner Crown and Powerhill shall either pay in cash (by check or by wire transfer of funds) or execute a loan assignment in an amount equivalent to the amount specified in the Notice of Exercise and shall execute an irrevocable proxy attached hereto as Exhibit 2 (the “Proxy”) in the same form and manner as set forth in Section 1 of this Agreement. As soon as practicable on or after the date of exercise, the Company shall issue and deliver to Winner Crown and Powerhill, as applicable, a certificate or certificates for the number of Additional Shares issuable upon such exercise.”

1.2	Section 5 of the Agreement, shall be, and hereby is, amended to read as follows:

“The Shares and the Additional Shares issuable upon exercise of the Call Option shall be subject to, and have the benefit of, the provisions of the Shareholders Agreement (as defined in the Series B Convertible Preferred Shares Purchase Agreement dated June 20, 2007 (“Previous Purchase Agreement”) by and among the Company and certain other parties thereto). The Company acknowledges and agrees that the Shares, Additional Shares and the Conversion Shares, are “Registrable Securities” entitling Winner Crown and Powerhill, as applicable, to registration rights under the Shareholders Agreement.”

1.3	Section 6 of the Agreement, shall be, and hereby is, amended to read as follows:

“Upon execution of this Agreement and excise of the Call Option, Winner Crown and Powerhill, as applicable, shall also execute and deliver a Proxy, which shall be executed by Mr. Qi Ji and Ms. Tongtong Zhao, to each Lead Investors (as defined in the Previous Purchase Agreement) granting to each Lead Investor or its designee, as the case may be, the power for each Lead Investor to vote 50% of the Shares and Additional Shares being purchased. For avoidance of doubt, pursuant to such Proxy, each Lead Investor shall be entitled to vote one-half of the number of Shares and Additional Shares purchased hereunder and the Lead Investors shall collectively vote 100% of the Shares and Additional Shares purchased hereunder.”

1.4	Each Party hereby re-affirms that to the extent that the terms and conditions contained in the Agreement and its attached schedules and exhibits conflict in any way with this Amendment, the terms and conditions of this Amendment shall prevail.

1.5	Except as otherwise provided in this Amendment, all other provisions of the Agreement shall continue to be in full force and effect and continue to be valid and binding upon the Parties. All references to “the Agreement” in the Agreement and its attached schedules and exhibits shall be deemed to be references to the Agreement as modified by this Amendment.

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     IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment to be signed by their respective officers thereunto duly authorized.

WINNER CROWN HOLDINGS LIMITED

By:

Name:	Qi Ji
Title:
Address:

POWERHILL HOLDING LIMITED

By:

Name:	Qi Ji
Title:
Address:

CHINA LODGING GROUP, LIMITED

By:

Name:	Qi Ji
Title:
Address:

CHENGWEI PARTNERS, L.P.

By:

Name:
Title:
Address:

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CHENGWEI VENTURES EVERGREEN FUND, L.P.

By:

Name:
Title:
Address:

CHENGWEI VENTURES EVERGREEN ADVISORS FUND, L.P.

By:

Name:
Title:
Address:

CDH COURTYARD LIMITED
By:

Name:
Title:
Address:

4

WARRANT EXERCISE NOTICE
(To be delivered prior to exercise of the Warrant
by execution of the Warrant Exercise Subscription Form)
To: China Lodging Group, Limited
     The undersigned hereby notifies you of its intention to exercise the Warrant to purchase shares of Common Stock, par value US$0.0001 per share, of China Lodging Group, Limited. The undersigned intends to exercise the Warrant to purchase 1,500,000 shares (the “Warrant Shares”) at US$1.54 per Share (the Exercise Price currently in effect pursuant to the Warrant). As indicated below, the undersigned intends to pay the aggregate Exercise Price for the Warrant Shares in by wire transfer of immediately available funds or by certified or official bank or bank cashier’s check.
Date: _______________

(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

Payment:	☐ US$__________ wire transfer of immediately available funds

☐ US$__________ certified or official bank or bank cashier’s check

WARRANT EXERCISE SUBSCRIPTION FORM
(To be executed only upon exercise of the Warrant
after deliver of Warrant Exercise Notice)
To: China Lodging Group, Limited
     The undersigned irrevocably exercises the Warrant for the purchase of 1,500,000 shares (the “Warrant Shares”) of Common Stock, par value US$0.0001 per share, of China Lodging Group, Limited (the “Company”) at US$1.54 per Share (the Exercise Price currently in effect pursuant to the Warrant) and herewith makes payment of US$__________ (such payment being made as specified in the undersigned’s previously-delivered Warrant Exercise Notice), all on the terms and conditions specified in the within Warrant, surrenders this Warrant and all right, title and interest therein to the Company and directs that the Warrant Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.
Date: _______________

(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised portion of the Warrant evidenced by the within Warrant to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

WARRANT ASSIGNMENT FORM
Dated _______________, ___

FOR VALUE RECEIVED, _____________________ hereby sells, assigns and transfers unto
(please type or print in block letters)
(the “Assignee”),

(insert address)
its right to purchase up to shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

Signature: